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                                                                    EXHIBIT 23.5



Bank Mutual Corporation
c/o Mutual Savings
4949 West Brown Deer Road
Brown Deer, WI  53223




          I hereby consent to the references to me as a prospective director of Bank Mutual Corporation in the Bank Mutual Registration Statement on Form S-4.


          /s/ Michael D. Meeuwsen


June 20, 2000